EXHIBIT 11.1 WATERMARC FOOD MANAGEMENT CO. AND SUBSIDIARIES COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARES

                                                                          13 Weeks Ended
                                                            December 28, 1997       December 29, 1996
                                                            -----------------       -----------------
Computation of primary earnings (loss) per
  common and common equivalent shares:

  Net earnings (loss) applicable to common stock                    ($427,541)              ($848,153)
                                                            =================       =================

  Weighted average number of common shares outstanding             14,233,560              13,433,658
                                                            =================       =================

  Primary earnings (loss) per common share                             ($0.03)                 ($0.06)
                                                            =================       =================

Computation of earnings (loss) per common share assuming full dilution (A):

  Net earnings (loss) applicable to common stock                    ($427,541)              ($848,153)

  Dividends on preferred stock                                             --                  74,149

  Interest on 9% convertible subordinated debentures                    4,883                   4,883
                                                            -----------------       -----------------

  Earnings (loss) assuming full dilution                            ($422,658)              ($769,121)
                                                            =================       =================

  Weighted average number of shares outstanding                    14,233,560              13,433,658

  Common shares issuable from stock option plans
    and from warrants                                               3,880,108                 123,332

  Less shares assumed repurchased with proceeds                   (14,756,569)                (50,120)

  Shares assumed issued upon conversion of
    preferred stock                                                   411,925                 411,925

  Shares assumed issued upon conversion of 9%
    subordinated debentures                                            43,400                  43,400
                                                            -----------------       -----------------

  Common shares outstanding assuming full dilution                  3,812,424              13,962,195
                                                            =================       =================

  Earnings (loss) per common and common equivalent
    share assuming full dilution                                       ($0.11)                 ($0.06)
                                                            =================       =================

(A) This calculation is submitted in accordance with the Securities and Exchange Act of 1934, Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produced an anti-dilutive result.

Exhibit 11.1     WATERMARC FOOD MANAGEMENT CO. AND SUBSIDIARIES
     COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARES

                                                                            26 WEEKS ENDED
                                                                DECEMBER 28, 1997     DECEMBER 29, 1996
                                                                -----------------     -----------------

Computation of primary earnings (loss) per common and common equivalent shares:

   Net earnings (loss) applicable to common stock                 $   (943,925)        $   (903,604)
                                                                  ============         ============
   Weighted average number of common shares outstanding             14,248,395           13,433,658
                                                                  ============         ============
   Primary earnings (loss) per common share                       $      (0.07)        $      (0.07)
                                                                  ============         ============
Computation of earnings (loss) per common share
   assuming full dilution (A):

   Net earnings (loss) applicable to common stock                 $   (943,925)        $   (903,604)

   Dividends on preferred stock                                             47              148,298

   Interest on 9% convertible subordinated debentures                    9,766                9,764
                                                                  ------------         ------------
   Earnings (loss) assuming full dilution                         $   (934,112)        $   (745,542)
                                                                  ============         ============
   Weighted average number of shares outstanding                    14,248,395           13,433,658

   Common shares issuable from stock option plans
     and from warrants                                               3,880,108              121,668

   Less shares assumed repurchased with proceeds                   (14,756,569)             (43,225)

   Shares assumed issued upon conversion of
     preferred stock                                                   411,925              411,925

   Shares assumed issued upon conversion of 9%
     subordinated debentures                                            43,400               43,400
                                                                  ------------         ------------
   Common shares outstanding assuming full dilution                  3,827,259           13,967,426
                                                                  ============         ============

   Earnings (loss) per common and common equivalent
     shares assuming full dilution                                $      (0.24)        $      (0.05)
                                                                  ============         ============

(A) This calculation is submitted in accordance with the Securities and Exchange Act of 1934, Release NO. 9083, although it is contrary to paragraph 40 of APB Opinion NO. 15 because it produced an anti-dilutive result.